Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated July 18, 2016 relating to the financial statements of TripBorn, Inc. These reports appear in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Ram Associates

RAM ASSOCIATES

Hamilton, NJ
July 18, 2016